Exhibit (a)(1)(C)
SOLICITING BROKER FORM
KIMCO REALTY CORPORATION
(a Maryland corporation)
With respect to the
OFFER TO PURCHASE FOR CASH ANY AND ALL OF ITS OUTSTANDING DEPOSITARY SHARES
REPRESENTING 1/1,000 OF A SHARE OF 7.25% CLASS N CUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK
AND
SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS TO THE CHARTER OF THE COMPANY
ESTABLISHING THE TERMS OF THE CLASS N CUMULATIVE PERPETUAL PREFERRED STOCK
AND CORRESPONDING AMENDMENTS TO THE DEPOSIT AGREEMENT GOVERNING SUCH
DEPOSITARY SHARES
(CUSIP: 49446R 687
ISIN: US49446R6870)
The Tender Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on December 4, 2024, unless extended (such date and time, as the same may be extended, the “Expiration Time”).
The Information Agent for the Offer and Consent Solicitation is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Michael Horthman
By facsimile (For Eligible Institutions only):
(212) 709-3328
Attention: Michael Horthman
Banks and Brokers call: (212) 269-5550
Toll free: (866) 356-7814
Email: kimco@dfking.com
THIS FORM MUST BE DELIVERED TO AN ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.
Terms used herein but not defined herein shall have the respective meanings as set forth in the Offer to Purchase and Consent Solicitation dated November 4, 2024 as it relates to the Offer to Purchase and Consent Solicitation.
In order to be eligible to receive this fee, a properly completed soliciting broker form must be delivered by the relevant soliciting broker to the Information Agent prior to the Expiration Time. We shall, in our sole discretion, determine whether a dealer has satisfied the criteria for receiving a Soliciting Broker Fee (including, without limitation, the submission of appropriate documentation without defects or irregularities and in respect of applicable bona fide tenders).
As described in the Offer to Purchase and Consent Solicitation, the Company will pay a soliciting broker fee of $0.25 for each Security that is validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation to retail brokers that are appropriately designated by their tendering holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by holders of 10,000 Securities or fewer (the “Soliciting Broker Fee”). We reserve the right to audit any soliciting broker to confirm bona fide submission of this form. We shall, in our sole discretion, determine whether a dealer has satisfied the criteria for receiving a Soliciting Broker Fee (including, without limitation, the submission of appropriate documentation without defects or irregularities and in respect of applicable bona fide tenders).

DTC PARTICIPANT NUMBER:

Account No.	Number of Securities Tendered	VOI Ticket Number

Attach additional sheets, if necessary.
By signing this form you hereby confirm that your request for the Soliciting Broker Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners tendering 10,000 or fewer Securities. Failure to properly complete and execute this form will render the form defective and the Company will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent.
The delivery of this form by a soliciting broker will constitute a representation by it that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to a Soliciting Broker Fee under the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and this Soliciting Broker Form, has not received any other fees or compensation in connection with the Tender Offer and Consent Solicitation, and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company; (iv) it is either (a) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA, or (b) a bank or trust company located in the United States; and (v) no Soliciting Broker Fee has been requested or paid with respect to the Securities tendered for its own account.
SOLICITING BROKERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING BROKER FEE. WE AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT OUR DISCRETION, AS DEEMED WARRANTED.
PAYMENT DETAILS

Name of Firm:

Attention:

Address:

City, State, Zip Code:

Phone Number:

Taxpayer Identification:

Name Title (Please Print):

Signature:

(Medallion Stamp Required)